EXHIBIT 99.1
[GRAPHIC OMITTED]
COMMUNITY WEST BANCSHARES


445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE
CONTACT:     CHARLES G. BALTUSKONIS, EVP/CFO
PHONE:       805-692-5821
E-MAIL:      CBALTUSKONIS@COMMUNITYWESTBANK.COM
URL:         HTTP://WWW.COMMUNITYWESTBANK.COM
SYMBOL:      CWBC  (NASDAQ)

COMMUNITY WEST BANCSHARES REPORTS NET INCOME OF $1,259,000 FOR 2006 Q1, AN INCREASE OF 29%

QUARTERLY  DIVIDEND  INCREASED  BY  20%  TO  $.06  PER  SHARE

Goleta, California, April 25, 2006 - Community West Bancshares (Company) (NASDAQ: CWBC), parent company of Community West Bank, today reported net income of $1,259,000, or $.21 per share diluted, for the quarter ended March 31, 2006 (2006 Q1), compared to $978,000, or $.16 per share diluted, for the quarter ended March 31, 2005 (2005 Q1).

NET  INTEREST  INCOME
---------------------

Net  interest  income  for  the  comparative  quarters  increased by $1,265,000.

Total interest income for the comparative quarters increased by $2,721,000. $1,766,000 of the increase is attributed to the strong comparative growth in interest-earning assets, primarily in the commercial lending, SBA and manufactured housing portfolios, partially offset by the decrease in securitized loans; and, $955,000 of the increase is attributed to higher interest rates.

Interest expense on deposits for the comparative three-month period increased by $1,331,000. $781,000 of the increase is attributed to interest-bearing deposit growth and $550,000 is attributed to higher interest rates. Interest expense on borrowings increased $125,000, which is primarily rate-related.

PROVISION  FOR  LOAN  LOSSES
----------------------------

Overall, the general portfolio credit quality continues to be relatively stable and the Company continues to benefit from the low amounts of classified loans and net charge-offs.

NON-INTEREST INCOME AND NON-INTEREST EXPENSES

Non-interest income decreased by $498,000 from 2005 Q1 to 2006 Q1 as the Company recorded declines in gains from loan sales and other loan fees.

The Company continues to manage non-interest expenses as there was only a slight increase in such expenses for the comparative quarterly periods.

                                  BALANCE SHEET

The Company's total assets increased to $448.7 million, or $4.3 million, at March 31, 2006 compared to $444.4 million at December 31, 2005. Net loans increased by $1.7 million and combined liquid assets and investment securities increased by a net of $3.2 million.

On the funding side in 2006 Q1, deposits increased by $4.5 million while FHLB Advances have decreased by $2.0 million.

                                    CAPITAL

As of March 31, 2006, the Company had $43.4 million in total shareholders' equity, or 9.67% of consolidated total assets, and book value per share was $7.51.

                               DIVIDEND INCREASED

The Board of Directors announced that they have declared a quarterly dividend of $.06 per common share, payable May 19, 2006 to shareholders of record as of the close of business on May 5, 2006. At this quarterly rate, the annual dividend is equivalent to $.24 per common share and represents a 20% increase in the payout rate.

              COMMENTS FROM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lynda J. Nahra, President and Chief Executive Officer, noted: "In 2006 Q1, we continued the upward trend in profitable results. We did experience some seasonal slowdown in lending activity, but continued to pay attention to credit quality, maintaining or increasing our net interest margin and adherence to our strategic plan. We remain focused on our business model of growing within our core competencies and providing extraordinary service to a diverse customer base."

                                COMPANY OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has four full-service branch banking offices, in Goleta, Ventura, Santa
Maria and Santa Barbara. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending, with loans originating in California, Alabama, Colorado, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington.

                          SEE ENCLOSED FINANCIAL TABLES

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in 000's, except share and per share data)


                                                        Quarter Ended March 31,
                                                     ----------------------------
                                                         2006           2005
                                                     -------------  -------------
Interest income                                      $       9,049  $       6,328
Interest expense                                             3,516          2,060
                                                     -------------  -------------
Net interest income                                          5,533          4,268
Provision for loan losses                                      181            170
                                                     -------------  -------------
Net interest income after provision for loan losses          5,352          4,098

Non-interest income                                          1,327          1,825
Non-interest expenses                                        4,510          4,257
                                                     -------------  -------------
Income before income taxes                                   2,169          1,666
Provision for income taxes                                     910            688
                                                     -------------  -------------

                  NET INCOME                         $       1,259  $         978
                                                     =============  =============

Earnings per share:
  Basic                                              $        0.22  $        0.17
  Diluted                                                     0.21           0.16

Weighted average shares:
  Basic                                                  5,766,716      5,741,274
  Diluted                                                5,975,933      5,955,102


*********************************************************************************

Selected average balance sheet items
------------------------------------

Average assets                                       $     451,577  $     359,887
Average gross loans                                        385,498        307,659
Average deposits                                           340,251        272,838

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except share and per share data)


                                                            March 31,    December 31,
                                                              2006           2005
                                                           -----------  --------------
Cash and cash equivalents                                  $   18,118   $      13,732
Interest-earning deposits in other financial institutions         532             532
Investment securities                                          30,061          31,296
Loans:
  Held for sale                                                57,398          60,506
                                                           -----------  --------------
  Held for investment                                         329,688         324,965
    Less: Allowance                                            (3,908)         (3,954)
                                                           -----------  --------------
    Net held for investment                                   325,780         321,011
                                                           -----------  --------------
      NET LOANS                                               383,178         381,517
                                                           -----------  --------------

Other assets                                                   16,819          17,302
                                                           -----------  --------------

      TOTAL ASSETS                                         $  448,708   $     444,379
                                                           ===========  ==============

Deposits                                                   $  338,777   $     334,238
FHLB advances                                                  61,500          63,500
Other liablities                                                5,026           4,406
                                                           -----------  --------------
      TOTAL LIABILITIES                                       405,303         402,144

Stockholders' equity                                           43,405          42,235
                                                           -----------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $  448,708   $     444,379
                                                           ===========  ==============

Shares outstanding                                          5,780,153       5,751,314

Book value per share                                       $     7.51   $        7.34

**************************************************************************************

Nonaccrual loans                                           $    5,703   $       6,797
SBA guaranteed portion                                         (3,641)         (4,332)
                                                           -----------  --------------

Nonaccrual loans, net                                      $    2,062   $       2,465
                                                           ===========  ==============